UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

ShoulderUp Technology Acquisition Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41076	87-1730135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

125 Townpark Drive, Suite 300 Kennesaw, GA	30144
(Address of Principal Executive Offices)	(Zip Code)

(970) 924-0446

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SUAC.U	The New York Stock Exchange
Class A common stock, $0.0001 par value	SUAC	The New York Stock Exchange
Redeemable warrants	SUAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2023 (the “Prior 8-K”), ShoulderUp Technology Acquisition Corp. (the “Company”) and ShoulderUp Technology Sponsor LLC (the “Sponsor”) intended to enter into non-redemption agreements (the “Non-Redemption Agreements”) with certain stockholders of the Company pursuant to which, if such stockholders do not redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”, and together with Class B Common Stock (as defined below), the “Common Stock”) (the “Non-Redeemed Shares”) in connection with the special meeting of stockholders held on November 17, 2023 (the “Special Meeting”), the Sponsor will agree to transfer to such investors shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) held by the Sponsor immediately following the consummation of an initial business combination if they continue to hold such Non-Redeemed Shares through the Special Meeting. A form of the Non-Redemption Agreement was attached as Exhibit 10.1 to the Prior 8-K.

As of the date hereof, the Company and the Sponsor entered into Non-Redemption Agreements on substantially the same terms with certain stockholders of the Company, pursuant to which such stockholders agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,880,000 Non-Redeemed Shares in connection with the Special Meeting. In exchange for the foregoing commitments not to redeem such shares of Class A Common Stock, the Sponsor agreed to transfer an aggregate of 376,000 shares of Class B Common Stock held by the Sponsor to such stockholders immediately following consummation of an initial business combination if they continued to hold such Non-Redeemed Shares through the Special Meeting. The Non-Redemption Agreements increased the amount of funds that remain in the Company’s trust account following the Special Meeting.

The foregoing description is qualified in its entirety by reference to the Form of Non-Redemption Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 17, 2023, the Company, held a special meeting of its stockholders. At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date (the “Termination Date”) by which the Company must consummate a business combination (the “Charter Extension”) from November 19, 2023 (the “Original Termination Date”) to May 19, 2024 or such earlier date as may be determined by the Company’s board of directors in its sole discretion (the “Charter Extension Date”). The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of November 15, 2023.

The foregoing description of the certificate of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed herewith as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Special Meeting, of the 15,954,572 shares of Common Stock outstanding and entitled to vote, 15,266,398 shares were represented, constituting a quorum. The final results for the matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal No. 1 (the “Extension Amendment Proposal”): The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the Termination Date by which ShoulderUp must consummate a business combination from November 19, 2023 to May 19, 2024 or such earlier date as may be determined by the Company’s board of directors in its sole discretion:

FOR	AGAINST	ABSTAIN
15,266,398	0	0

No other items were presented for stockholder approval at the Special Meeting.

In connection with the Extension Amendment Proposal, holders of 2,170,004 shares of the Company’s common stock properly exercised their right to redeem their shares (and did not withdraw their redemption), which represents approximately 52.23% of the public shares outstanding. The final redemption price per share and the amount remaining in trust after such redemptions will be disclosed at a later time when available.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
10.1	Form of Non-Redemption Agreement and Assignment of Economic Interest (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 17, 2023	ShoulderUp Technology Acquisition Corp.

	By:	/s/ Phyllis Newhouse
	Name:	Phyllis Newhouse
	Title:	Chief Executive Officer

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